UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On April 4, 2011, the Company announced that the Board of Directors had unanimously elected R. Mark Graf, age 46, as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, effective April 11, 2011. Prior to Mr. Graf’s election, Roy Guthrie served as the Company’s Chief Financial Officer and Chief Accounting Officer. In connection with Mr. Graf’s election as Chief Financial Officer, he will be entitled to an annual salary of $600,000, and he will be eligible for annual awards under the Company’s Amended and Restated 2007 Omnibus Incentive Plan. In order to compensate Mr. Graf for certain awards and benefits which he was required to forfeit upon leaving his prior employer, Mr. Graf will also receive (i) a grant valued at $1,000,000 in Restricted Stock Units which will vest, subject to certain forfeiture conditions, in four equal annual installments on January 2 of each year following the grant date and (ii) subject to certain forfeiture conditions, a cash award of $50,000 payable within 30 days of his employment start date. Unless otherwise provided in the Restricted Stock Unit agreement, the Restricted Stock Units may become fully vested before the end of the regular restriction period due to death, disability, retirement, workforce reduction or a change in control of the Company. Mr. Graf will be eligible to participate in the Company’s Change in Control Severance Policy but will not be eligible to receive a tax gross up payment with respect to any severance payment to which he may become entitled.

Prior to joining Discover, Mr. Graf was employed by Aquiline Capital Partners LLC, a private equity firm specializing in investments in the financial services industry, where he worked for approximately three years serving as an investment advisor responsible for sourcing, structuring, diligence and negotiations for investments in financial services companies. Prior to serving at Aquiline Capital, he was a partner at Barrett Ellman Stoddard Capital, LLC, a private equity firm focused on the financial services industry, from 2006 - 2008. Prior to that, he served as executive vice president and chief financial officer for Fifth Third Bancorp from 2004 to mid-2006.

Mr. Graf has no family relationships with any director or executive officer of the Company. Since December 1, 2009, there have been no transactions, or proposed transactions, to which the Company was or is a party, in which Mr. Graf had or is to have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

The exhibit accompanying this report is listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated April 4, 2011.	By:	/s/ Simon Halfin
Name: Simon Halfin
Title:Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated April 4, 2011 concerning the election of Mr. Graf as the Company’s Executive Vice President, Chief Financial Officer and Chief Accounting Officer.